Exhibit 99.1

Oaktree Specialty Lending Corporation and Oaktree Strategic Income Corporation

Announce Entry into Merger Agreement

LOS ANGELES, CA, October 29, 2020 – Oaktree Specialty Lending Corporation (NASDAQ:OCSL) (“OCSL”) and Oaktree Strategic Income Corporation (NASDAQ:OCSI) (“OCSI”) today announced that they have entered into an agreement to merge together with OCSL as the surviving company, subject to stockholder approval and customary closing conditions. The Boards of Directors of both OCSL and OCSI, on the recommendation of separate special committees consisting only of certain independent directors, have unanimously approved the transaction.

Under the terms of the proposed merger, OCSI shareholders will receive an amount of OCSL shares with a net asset value (“NAV”) equal to the NAV of OCSI shares that they hold at the time of closing. The exchange ratio will be determined at closing such that shares issued by OCSL to OCSI shareholders will result in an ownership split of the combined company based on the respective NAVs of each of OCSL and OCSI. For illustrative purposes, based on June 30, 2020 net asset values and excluding transaction costs and other tax-related distributions, OCSL would issue approximately 1.39 shares for each OCSI share outstanding, resulting in pro forma ownership of 77.5% for current OCSL stockholders and 22.5% for current OCSI stockholders.

In support of the transaction, Oaktree Fund Advisors, LLC (“Oaktree”) has agreed to waive a total of $6 million of management fees for two years following the closing of the merger. This will equate to fee waivers of $0.75 million per quarter for each of the eight quarters after the closing of the transaction.

Armen Panossian, Chief Executive Officer and Chief Investment Officer of OCSL and OCSI, said, “Since taking over management of OCSL and OCSI three years ago, we have made significant progress in reshaping the portfolios by reducing non-core and underperforming positions and investing in opportunities that align with Oaktree’s value-driven investment style. Our announcement today represents the next step in our plan to further drive stockholder value, and we look forward to leveraging the benefits provided by the larger company with greater scale, portfolio diversity and financial flexibility.”

Matt Pendo, President and Chief Operating Officer of OCSL and OCSI, said, “We are thrilled to announce this merger. We believe this transaction will provide many immediate and long-term benefits to both companies and position us to continue to deliver strong risk-adjusted returns and investment performance to both groups of shareholders.”

Key Transaction Highlights

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The merger is expected to be accretive to the net investment income of the combined company, reflecting anticipated operational synergies through the elimination of duplicative expenses, interest expense savings resulting from a streamlined capital structure, the two-year base management fee waiver and the rotation of OCSI’s lower yielding portfolio into higher-yielding investments.

•	The larger market capitalization following completion of the merger may result in greater secondary market trading liquidity and broader equity research coverage.

•	The combination of two known portfolios – including over 50% of OCSI’s investments that overlap with those of OCSL – will help to facilitate a seamless portfolio integration.

•	The combined portfolio will result in greater diversification through larger portfolio size and more individual borrowers.

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The combined company is expected to have improved access to more diverse, lower cost sources of debt capital and may provide the combined company with a better opportunity for further debt optimization.

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The combined company would have had over $2 billion of assets invested in 148 portfolio companies as of June 30, 2020. The combined investment portfolio would have been composed of 83% senior secured loans, 5% unsecured debt, 4% equity and 8% in joint venture interests. Investments on non-accrual would have been low at 0.2% of the combined portfolio at fair value[1]. The merger would have reduced the concentration of top ten investments to 20.7%, down from 23.3% and 24.5% of OCSL and OCSI, respectively.

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Prior to the anticipated closing in the second fiscal quarter of 2021, the OCSL and OCSI Boards of Directors intend to declare and pay the ordinary course quarterly distributions that would have otherwise been paid on or about March 31, 2021. Additionally, the OCSI Board of Directors intends to declare a special distribution that will represent any previously undistributed taxable income. This distribution will help ensure that OCSI maintains its RIC status and avoids paying excise tax.

The combined company will continue to be externally managed by Oaktree and all current OCSL officers and directors will remain in their current positions. The combined company will trade under the ticker symbol “OCSL” on the Nasdaq Global Select Market.

The transaction, which is intended to be treated as a tax-free reorganization, is subject to approval by OCSL and OCSI stockholders and other customary closing conditions. Assuming these conditions are satisfied, the transaction is expected to close in the second fiscal quarter of 2021.

Keefe, Bruyette & Woods, a Stifel Company, served as financial advisor and Stradley Ronon Stevens & Young, LLP serves as the legal counsel to the special committee of OCSL. Houlihan Lokey Capital, Inc. served as financial advisor and Dechert LLP serves as the legal counsel to the special committee of OCSI. Proskauer Rose LLP serves as the legal counsel to OCSL, OCSI and Oaktree.

Conference Call

Oaktree will host a conference call to discuss this transaction today, October 29, 2020, at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers). All callers will need to reference “Oaktree” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors sections of OCSL’s and OCSI’s websites, www.oaktreespecialtylending.com and www.oaktreestrategicincome.com.

[1]	Excludes OCSI’s investment in OCSI Glick JV LLC.

A presentation containing a discussion of this transaction will be referenced on the conference call and has been posted to the Investors sections of OCSL’s and OCSI’s websites and filed with the Securities and Exchange Commission (the “SEC”).

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on OCSL’s and OCSI’s websites, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10149373, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. OCSL’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. OCSL is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit OCSL’s website at www.oaktreespecialtylending.com.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. OCSI’s investment objective is to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. OCSI is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit OCSI’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the two-step merger of OCSI with and into OCSL (the “Mergers”). The forward-looking statements may include statements as to: future operating results of OCSI and OCSL and distribution projections; business prospects of OCSI and OCSL and the prospects of their portfolio companies; and the impact of the investments that OCSI and OCSL expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iv) the percentage of OCSI and OCSL stockholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment, (x) risks associated with possible disruption in the operations of OCSI and OCSL or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; (xi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xii) conditions in OCSI’s and OCSL’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) general considerations associated with the COVID-19 pandemic; and (xiv) other considerations that may be disclosed from time to time in OCSI’s and OCSL’s publicly disseminated documents and filings. OCSI and OCSL have based the forward-looking statements included in this presentation on information available to them on the date of this presentation, and they assume no obligation to update any such forward-looking statements. Although OCSI and OCSL undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OCSI and OCSL in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Mergers, OCSI and OCSL plan to file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and OCSL plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OCSL. The Joint Proxy Statement and the Registration Statement will each contain important information about OCSI, OCSL, the Mergers and related matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF OCSI AND OCSL ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OCSI, OCSL, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by OCSI, from OCSI’s website at http://www.oaktreestrategicincome.com and, for documents filed by OCSL, from OCSL’s website at http://www.oaktreespecialtylending.com.

Participants in the Solicitation

OCSI, its directors, certain of its executive officers and certain employees and officers of Oaktree and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of OCSI is set forth in its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on January 13, 2020. OCSL, its directors, certain of its executive officers and certain employees and officers of Oaktree and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of OCSL is set forth in its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on January 13, 2020. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OCSI and OCSL stockholders in connection with the Mergers will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in OCSI, OCSL or in any fund or other investment vehicle managed by Oaktree or any of its affiliates.

Contacts

Investor Relations:

Michael Mosticchio

(212) 284-7869

mmosticchio@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com